UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 9, 2009
CNA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 S. Wabash, Chicago, Illinois	60604

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (312) 822-5000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events
This Current Report on Form 8-K is being filed for the purpose of updating CNA Financial Corporation’s historical consolidated financial information for the effect of a change in accounting guidance adopted on January 1, 2009 which required retrospective presentation.
As previously disclosed in its Quarterly Report on Form 10-Q for the period ended March 31, 2009, CNA Financial Corporation and its controlled subsidiaries (CNAF or the Company) adopted changed accounting guidance related to noncontrolling interests on January 1, 2009. The changed guidance clarified that an ownership interest in a subsidiary should be reported as equity in consolidated financial statements, and required consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. The Company’s adoption of this changed accounting guidance had no impact on the Company’s financial condition or results of operations, but impacted the presentation of these amounts within the Consolidated Financial Statements.
As a result of the retrospective presentation and disclosure requirements of this changed accounting guidance, the Company has presented noncontrolling interests as a separate component of stockholders’ equity in its Consolidated Balance Sheets for all periods subsequent to the date of adoption. Previously, these amounts were reported separately as minority interest in the Consolidated Balance Sheets. The effect on the Company’s Consolidated Balance Sheets as of December 31, 2008, 2007, 2006, 2005 and 2004 related to the adoption of the changed accounting guidance is summarized as follows:

December 31
(In millions)	2008	2007	2006	2005	2004

Total stockholders’ equity previously reported (1)	$6,877	$10,150	$9,768	$8,950	$8,974
Reclassification of noncontrolling interests as a result of change in accounting guidance	420	385	335	291	275

Total equity, as adjusted for change in accounting guidance	7,297	10,535	10,103	9,241	9,249
Noncontrolling interests	(420)	(385)	(335)	(291)	(275)

Total CNAF stockholders’ equity	$6,877	$10,150	$9,768	$8,950	$8,974

Additionally, the adoption of this changed accounting guidance requires that net earnings reported in the Consolidated Statements of Operations include earnings attributable to noncontrolling interests. Subsequent to the date of adoption, earnings attributable to CNAF’s stockholders and earnings attributable to noncontrolling interests are reported separately. Previously, earnings attributable to noncontrolling interests were reported separately as minority interests. Earnings per share computations under the changed accounting guidance continue to be based upon net earnings attributable to CNAF’s stockholders, therefore the changed accounting guidance had no impact on previously reported earnings per share.
The effect on the Consolidated Statements of Operations for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 related to the changed accounting guidance is summarized as follows:

Years ended December 31
(In millions)	2008	2007	2006	2005	2004

Income (loss) from continuing operations, as previously reported (1)	$(308)	$857	$1,137	$243	$446
Reclassification of income from continuing operations attributable to noncontrolling interests as a result of change in accounting guidance	57	48	44	24	27

Income (loss) from continuing operations, as adjusted for the adoption of changed accounting guidance	(251)	905	1,181	267	473
Income from continuing operations attributable to noncontrolling interests	(57)	(48)	(44)	(24)	(27)

Income (loss) from continuing operations attributable to CNAF	$(308)	$857	$1,137	$243	$446

Years ended December 31
(In millions)	2008	2007	2006	2005	2004

Net income (loss), as previously reported (1)	$(299)	$851	$1,108	$264	$425
Reclassification of net income attributable to noncontrolling interests as a result of change in accounting guidance	57	48	44	24	27

Net income (loss), as adjusted for the adoption of changed accounting guidance	(242)	899	1,152	288	452
Net income attributable to noncontrolling interests	(57)	(48)	(44)	(24)	(27)

Net income (loss) attributable to CNAF	$(299)	$851	$1,108	$264	$425

(1)	As originally presented in Item 6 — Selected Financial Data of CNAF’s Annual Report on Form 10-K for the year ended December 31, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation (Registrant)

Date: November 9, 2009	By:	/s/ D. Craig Mense
(Signature)

D. Craig Mense Executive Vice President and Chief Financial Officer